As filed with the Securities and Exchange Commission on February 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biodesix, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	20-3986492
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

919 W. Dillon Road Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Biodesix, Inc. 2020 Equity Incentive Plan

Biodesix, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Scott Hutton

President and Chief Executive Officer

Biodesix, Inc.

919 W. Dillon Road

Louisville, Colorado 80027

(303) 417-0500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Biodesix, Inc. (the “Registrant”) for the purpose of registering (i) an additional 330,122 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) issuable under the Biodesix, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), as a result of the operation of the automatic annual increase provision therein effective January 1, 2026, and (ii) an additional 82,531 shares of Common Stock issuable under the Biodesix, Inc. Employee Stock Purchase Plan, as amended and restated (the “ESPP”), as a result of the operation of the automatic annual increase provision therein effective January 1, 2026. The shares of the Registrant’s Common Stock previously reserved for issuance under the 2020 Plan were registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2020 (File No. 333-249805) (the “2020 Prior Form S-8”), the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 6, 2022 (File No. 333-265445) (the “2022 Prior Form S-8”), the Registrant’s Registration Statement on Form S-8 filed with the Commission on February 2, 2023 (File No. 333-269536) (the “2023 Prior Form S-8”), the Registrant’s Registration Statement on Form S-8 filed with the Commission on February 2, 2024 (File No. 333-276842) (the “2024 Prior Form S-8”), and the Registrant’s Registration Statement on Form S-8 filed with the Commission on February 7, 2025 (File No. 333-284767) (the “2025 February Prior Form S-8”). The shares of the Registrant’s Common Stock previously reserved for issuance under the ESPP were registered on the 2020 Prior Form S-8, the 2023 Prior Form S-8, the 2024 Prior Form S-8, the 2025 February Prior Form S-8, and the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 30, 2025 (File No. 333-287678) (the “2025 May Prior Form S-8”, together with the 2020 Prior Form S-8, the 2022 Prior Form S-8, the 2023 Prior Form S-8, the 2024 Prior Form S-8, and the 2025 February Prior Form S-8, the “Prior Forms S-8”).

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Forms S-8 relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Forms S-8, to the extent relating to the registration of Common Stock issuable under the 2020 Plan and the ESPP, are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby. The shares of Common Stock registered by the Prior Forms S-8 have been automatically adjusted to give effect to the Registrant’s 1-for-20 reverse stock split of the issued and outstanding shares of Common Stock effective on September 15, 2025.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 3, 2025, including all material incorporated by reference therein;

(2)

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March  31, 2025, June  30, 2025, and September 30, 2025 filed with the Commission on May 13, 2025, August 7, 2025 and November 3, 2025;

(3)

The Registrant’s Current Reports on Form 8-K, filed with the Commission on March  28, 2025, April  17, 2025, May  21, 2025, September  11, 2025, September  15, 2025, October  1, 2025, and January 12, 2026; and

(4)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 26, 2020, pursuant to Section 12(b) of the Exchange Act, as updated by the Description of Registrant’s Securities, filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 3, 2025, including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Biodesix, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K, filed with the Commission on September 15, 2025).

4.2	Amended and Restated Bylaws of Biodesix, Inc. (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1 (No. 333-249260), filed with the Commission on October 21, 2020).

4.3	Biodesix, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A filed with the Commission on October 26, 2020).

4.4	Biodesix, Inc. Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2025).

5.1*	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

107*	Filing Fee Exhibit.

*	Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Colorado, on the 6th day of February, 2026.

Biodesix, Inc.

By:	/s/ Scott Hutton
Scott Hutton
President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers and directors of Biodesix, Inc. does hereby severally constitute and appoint Scott Hutton and Robin Harper Cowie, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Scott Hutton Scott Hutton	President and Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2026

/s/ Robin Harper Cowie Robin Harper Cowie	Chief Financial Officer and Treasurer (Principal Financial Officer)	February 6, 2026

/s/ Christopher C. Vazquez Christopher C. Vazquez	Chief Accounting Officer (Principal Accounting Officer)	February 6, 2026

/s/ John Patience John Patience	Director	February 6, 2026

/s/ Jean Franchi Jean Franchi	Director	February 6, 2026

/s/ Jon Faiz Kayyem Jon Faiz Kayyem, Ph.D.	Director	February 6, 2026

SIGNATURE	TITLE	DATE

/s/ Lawrence T. Kennedy, Jr. Lawrence T. Kennedy, Jr.	Director	February 6, 2026

/s/ Hany Massarany Hany Massarany	Director	February 6, 2026

/s/ Matthew Strobeck Matthew Strobeck, Ph.D.	Director	February 6, 2026